EXHIBIT (a)(2)
                             ARTICLES OF AMENDMENT
                      TO THE ARTICLES OF INCORPORATION OF
                     FREEDOM CAPITAL PORTFOLIO FUNDS, INC.

     The undersigned, James R. Fay and William T. Duero, hereby certify that they are, and at all times herein mentioned have been the duly elected and acting President and Secretary, respectively, of Freedom Capital Portfolio Funds, Inc., a Maryland corporation (the "Corporation"), and further certify that:

                                      ARTICLE I

     The name of the Corporation is Freedom Capital Portfolio Funds, Inc.

                                     ARTICLE II

     The amendment adopted related to Article First of the Articles of Incorporation. After amendment, said Article First shall read in its entirety as follows:

     Article First. The name of the corporation ("which is hereinafter called the Corporation") so Frontier Funds, Inc. In all other respects, the Article of Incorporation shall remain the same.

                                     ARTICLE III

     The foregoing Amendment to the Articles of Incorporation of the Corporation was unanimously consented to in writing by the Board of Directors of the Corporation and that no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

                                     ARTICLE IV
     The effective time of the foregoing amendment shall be the time of filing of these Articles of Amendment.

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation, in duplicate, at Pewaukee, Wisconsin this 18th day of December, 1991.

     THE UNDERSIGNED, President and Secretary of FREEDOM CAPITAL PORTFOLIO FUNDS, INC., who executed on behalf of said Corporation, the foregoing Articles of Amendment, of which this certificate is made apart, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to me approval thereof are true in all material respects, under the penalties of perjury.

                              FREEDOM CAPITAL PORTFOLIO FUNDS, INC.

                              BY:  /s/  James R. Fay, President
                                   -----------------------------------
                                    James R. Fay, President

                              Attest:
                                  /s/  William T. Duero, Secretary
                              ----------------------------------------
                                  William T. Duero, Secretary

     This document was drafted by Ulice Payne, Jr.